Filed Pursuant to Rule 433

Registration No. 333-180289

August 3, 2012

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012,

Equity Index Underlying Supplement dated March 22, 2012 and

ETF Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Autocallable Notes

}	Linked to a Reference Asset consisting of the S&P 500® Index (“SPX”) and the iShares® MSCI EAFE Index Fund (“EFA”)
}	36-month term
}	Protection from the first 10% of any losses in the Reference Asset, subject to the credit risk of HSBC USA Inc.
}	Call Premium of between 9% and 12% per annum, to be determined on the Pricing Date
}	Callable annually

The Autocallable Notes (each a “Note” and collectively the “Notes”) offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The Notes will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement, Equity Index Underlying Supplement or ETF Underlying Supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-9 of this document, page S-3 of the accompanying prospectus supplement, page S-1 of the accompanying Equity Index Underlying Supplement and page S-2 of the accompanying ETF Underlying Supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note	$1,000
Total

1Fee based accounts purchasing the securities will pay a purchase price of $1,000 per security, and the agent with respect to sales made to such accounts will forgo any fees. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Autocallable Notes

Linked to the S&P 500® Index and the iShares® MSCI EAFE Index Fund

Indicative Terms*

Principal Amount	$1,000 per Note
Term	36 months
Reference Asset	Composed of the S&P 500® Index (Ticker: SPX) (the “index”) and the iShares® MSCI EAFE Index Fund (Ticker: EFA) (the “index fund”) (each an “Underlying” and together the “Underlyings”). The Underlyings will be equally weighted.
Call Premium	9% to 12% per annum (to be determined on the Pricing Date)
Call Feature	The Notes will be automatically called if the Observation Value of the Reference Asset on any annual Call Observation Date is at or above the Initial Value. In such a case, you will receive a cash payment, per $1,000 Principal Amount of Notes, equal to the Call Price*, reflecting a return equal to the Call Premium.
Payment at Maturity per Note

Unless the Notes are automatically called, for each $1,000 Principal Amount of Notes, you will receive a cash payment on the Maturity Date, calculated as follows:

■ If the Reference Return on the Final Valuation Date is less than zero but greater than or equal to the Buffer Level, 100% of the Principal Amount.

■ If the Reference Return on the Final Valuation Date is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 10%)].
For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount. If the Reference Return on the Final Valuation Date is less than the Buffer Level, you may lose up to 90% of the Principal Amount.

Reference Return	See page FWP-4
Initial Value	Set to 100 on the Pricing Date
Observation Value	100 x (1 + Reference Return)
Buffer Level	-10%
Call Observation Dates	See page FWP-4
Trade Date	August 28, 2012
Settlement Date	August 31, 2012
Final Valuation Date	August 26, 2015
Maturity Date	August 31, 2015
CUSIP	4042K13D3
* As more fully described beginning on page FWP-4.

The Notes

The Notes may be suitable for investors who believe the value of the Reference Asset will remain flat or appreciate. If the Observation Value of the Reference Asset on any annual Call Observation Date is at or above its Initial Value, the Notes will be called and you will receive a return equal to the applicable Call Price.

If the Notes are not called and the Reference Return on the Final Valuation Date is less than zero but greater than or equal to the Buffer Level, you will receive the Principal Amount of your Notes at maturity.

If the Notes are not called and the value of the Reference Asset declines, you will lose 1% of the Principal Amount for every 1% decline in the value of the Reference Asset beyond the -10% Buffer Level.

The offering period for the Notes is through August 28, 2012

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Illustration of Payment Scenarios

Your payment on the Notes will depend on whether the Notes have been called and, if they have not been called, whether the Reference Return on the Final Valuation Date is below the Buffer Level.

Information about the Reference Asset

S&P 500® Index	iShares® MSCI EAFE Index Fund

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top five industry groups by market capitalization as of July 31, 2012 were: Information Technology, Financials, Health Care, Consumer Staples and Energy.

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the underlying index of the EFA. As of July 31, 2012, the MSCI EAFE Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

The graphs above illustrate the daily 5-year performance of each Underlying through July 31, 2012. Past performance is not necessarily an indication of future results. For further information on the Reference Asset please see “Information Relating to the Reference Asset” on page FWP-12, “The S&P 500® Index” on page S-6 of the accompanying Equity Index Underlying Supplement, and “The iShares® MSCI EAFE Index Fund” on page S-24 of the accompanying ETF Underlying Supplement. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Underlyings.

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HSBC USA Inc. Autocallable Notes

This free writing prospectus relates to a single offering of Autocallable Notes. The offering will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus, Equity Index Underlying Supplement and ETF Underlying Supplement. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, Equity Index Underlying Supplement, or ETF Underlying Supplement, the terms described in this free writing prospectus shall control.

This free writing prospectus relates to an offering of Notes linked to the performance of the S&P 500® Index and the iShares® MSCI EAFE Index Fund (together, the “Reference Asset”). The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. as described below. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per Note
Reference Asset:	Composed of the S&P 500® Index (“SPX”) (the “index”) and the iShares® MSCI EAFE Index Fund (“EFA”) (the “index fund”) (each an “Underlying” and together the “Underlyings”).
Call Premium:	9% to 12% per annum (to be determined on the Pricing Date)
Trade Date:	August 28, 2012
Pricing Date:	August 28, 2012
Settlement Date:	August 31, 2012
Final Valuation Date:	August 26, 2015, subject to adjustment as described under “Valuation Dates” in the accompanying Equity Index Underlying Supplement and ETF Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date, and expected to be August 31, 2015. The Maturity Date is subject to adjustment as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement and ETF Underlying Supplement.
Call Feature:	We will automatically call the Notes if the Observation Value on any annual Call Observation Date is at or above the Initial Value.
Call Observation Dates:	August 27, 2013, August 26, 2014, and August 26, 2015 (the Final Valuation Date), each subject to postponement as described under “Valuation Dates” in the accompanying Equity Index Underlying Supplement and ETF Underlying Supplement.
Call Payment Dates:	August 30, 2013, August 29, 2014, and August 31, 2015 (the Maturity Date), each subject to postponement as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement and ETF Underlying Supplement.
Call Price:	If the Notes are called, you will receive, on the applicable Call Payment Date, a cash payment per $1,000 Principal Amount of Notes equal to the Call Price for the corresponding Call Observation Date. The amount of the Call Price is based upon a Call Premium that will be between 9% and 12% per annum. The actual Call Premium upon which the Call Price is based will be determined on the Pricing Date.
	Expected Call Observation Date August 27, 2013 August 26, 2014 August 26, 2015 (Final Valuation Date)	Return 9% to 12% 18% to 24% 27% to 36%	Call Price (per $1,000 Principal Amount Note) $1,090 to $1,120 $1,180 to $1,240 $1,270 to $1,360

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Payment at Maturity:

Unless the Notes are called, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

■   If the Reference Return on the Final Valuation Date is less than zero but greater than or equal to the Buffer Level, 100% of the Principal Amount.

■   If the Reference Return on the Final Valuation Date is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 10%)].

For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount. If the Notes are not called and the Reference Return on the Final Valuation Date is less than the Buffer Level, you may lose up to 90% of the Principal Amount.

Reference Return:	The Reference Return will equal the sum of the following products: each Underlying Return multiplied by its respective Component Weight.
Underlying Return:

For each Underlying, the Underlying Return refers to the return for that Underlying, which reflects the performance of such Underlying, expressed as the percentage change from the Initial Component Value of that Underlying to the Observation Component Value of that Underlying, as follows:

Observation Component Value – Initial Component Value

Initial Component Value

Initial Component Value:	The Official Closing Value of an Underlying on the Pricing Date.
Observation Component Value:	The Official Closing Value of an Underlying on the applicable Call Observation Date.
Official Closing Value:	With respect to each Underlying, the Official Closing Value on any trading day for such Underlying will be the closing level or closing price, as applicable, of the Underlying as determined by the calculation agent as described under “Payment on the Notes — Official Closing Value” on page FWP-7.
Component Weight:	50%
Initial Value:	Set to 100 on the Pricing Date.
Observation Value:	100 × (1 + Reference Return)
Buffer Level:	-10%
CUSIP/ISIN	4042K13D3/US4042K13D34
Form of Notes:	Book-Entry
Calculation Agent:	HSBC USA Inc. or one of its affiliates.
Listing:	The Notes will not be listed on any securities exchange or quotation system.

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GENERAL

This free writing prospectus relates to a single Note offering linked to the Reference Asset identified on the cover page. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012, the Equity Index Underlying Supplement dated March 22, 2012 and the ETF Underlying Supplement dated March 22, 2012. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, Equity Index Underlying Supplement or ETF Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-9 of this free writing prospectus, page S-3 of the prospectus supplement, page S-1 of the Equity Index Underlying Supplement and page S-2 of the ETF Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

}	The ETF Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016689/v306692_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes. You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any material changes to the terms of the Notes, we will notify you.

PAYMENT ON THE NOTES

Call Feature

The Notes will be automatically called if the Observation Value on any annual Call Observation Date is at or above the Initial Value. If the Notes are automatically called, investors will receive, on the corresponding Call Payment Date, a cash payment per $1,000 Principal Amount of Notes equal to the Call Price for the applicable Call Observation Date. The Call Price is a cash payment reflecting a return equal to the Call Premium that will be between 9% and 12% per annum. The Call Premium and Call Prices will be determined on the Pricing Date.

Maturity

Unless the Notes are automatically called, on the Maturity Date and for each $1,000 Principal Amount of Notes, you will receive a cash payment determined as follows:

}	If the Reference Return on the Final Valuation Date is less than zero but greater than or equal to the Buffer Level, 100% of the Principal Amount.

}	If the Reference Return on the Final Valuation Date is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 10%)]

For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount. If the Reference Return on the Final Valuation Date is less than the Buffer Level, you may lose up to 90% of the Principal Amount.

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Official Closing Value

With respect to each Underlying, the Official Closing Value on any trading day will be determined by the calculation agent based upon the closing level of such index or closing price of such index fund, as applicable, displayed on the following pages on the Bloomberg Professional® service: for the index, page “SPX <INDEX>”; and for the index fund, page “EFA UP <EQUITY>”, and with respect to the index fund, adjusted by the calculation agent as described under “Additional Terms of the Notes – Antidilution and Reorganization Adjustments” in the accompanying ETF Underlying Supplement. With respect to any of the foregoing, if the value for the relevant Underlying is not so displayed on such page, the calculation agent may refer to the display on any successor page on the Bloomberg Professional® service or any successor service, as applicable.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Reference Issuer and Reference Sponsor

With respect to the index, Standard & Poor’s Financial Services LLC is the reference sponsor. With respect to the index fund, BlackRock Investments, LLC is the reference issuer.

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INVESTOR SUITABILITY

The Notes may be suitable for you if:

}	You believe the Reference Return on the Final Valuation Date will not be below the Buffer Level, but you are willing to lose up to 90% of the Principal Amount if the Reference Return on that day is less than the Buffer Level.

}	You believe that the Observation Value will be at or above the Initial Value on at least one Call Observation Date, including the Final Valuation Date.

}	You are willing to hold Notes that will be called on any Call Observation Date on which the Observation Value is at or above the Initial Value, or you are otherwise willing to hold the Notes to maturity.

}	You are willing to make an investment whose return is limited to the pre-specified return on any Call Payment Date, which is equal to the relevant Call Premium.

}	You are willing to forgo dividends or other distributions paid on the index fund or on the stocks comprising the index or held by the index fund.

}	You do not seek current income from this investment.

}	You do not seek an investment for which there will be an active secondary market.

}	You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

}	You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

The Notes may not be suitable for you if:

}	You believe that the Reference Return on the Final Valuation Date will be below the Buffer Level.

}	You believe that the Observation Value will be below the Initial Value on all the Call Observation Dates, including the Final Valuation Date.

}	You seek an investment that provides full return of principal at maturity.

}	You are not willing to make an investment in which you could lose up to 90% of the Principal Amount.

}	You are unable or unwilling to hold Notes that will be called on any Call Observation Date on which the Observation Value is at or above the Initial Value, or you are otherwise unable or unwilling to hold the Notes to maturity.

}	You seek an investment whose return is not limited to the pre-specified return on any Call Payment Date, which is equal to the relevant Call Premium.

}	You prefer to receive the dividends or other distributions paid on the index fund or on the stocks comprising the index or held by the index fund.

}	You seek an investment with current income.

}	You seek an investment for which there will be an active secondary market.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the accompanying prospectus supplement, page S-1 of the accompanying Equity Index Underlying Supplement and page S-2 of the accompanying ETF Underlying Supplement. Investing in the Notes is not equivalent to investing directly in any of the stocks comprising or held by any Underlying. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus, prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, Equity Index Underlying Supplement and ETF Underlying Supplement, including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— General risks related to Indices” in the Equity Index Underlying Supplement;

}	“— General risks related to Index Funds” in the ETF Underlying Supplement;

}	“— Securities Prices Generally are Subject to Political, Economic, Financial, and Social Factors that Apply to the Markets in which they Trade and to a Lesser Extent, Foreign Markets” in the ETF Underlying Supplement;

}	“— Risks Associated with Non-U.S. Companies” in the ETF Underlying Supplement;

}	“— Time differences between the Domestic and Foreign Markets and New York City may create discrepancies in the Trading Level or Price of the Notes” in the ETF Underlying Supplement; and

}	“— The Notes are Subject to Currency Exchange Risk” in the ETF Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the Notes may result in a loss.

The Notes differ from ordinary debt securities in that we will not pay you 100% of the Principal Amount of your Notes if the Reference Return on the Final Valuation Date is less than the Buffer Level. In this case, the Payment at Maturity you will be entitled to receive will be less than the Principal Amount of the Notes and you will lose 90% of the Principal Amount if the value of the Reference Asset falls to zero.

The Notes may be called prior to the Maturity Date.

If the Notes are automatically called early, the holding period over which you would receive the Call Premium could be as little as twelve months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to the Maturity Date.

Your return on the Notes is limited.

Your potential gain on the Notes will be limited to the Call Premium applicable to a Call Observation Date, regardless of the appreciation in the Reference Asset, which may be significant. Similarly, because the determination of whether the Notes will be called will be based on the value of the Reference Asset on a limited number of Call Observation Dates prior to the Maturity Date, and because, if the Notes are not called, the Payment at Maturity will be based on the value of the Reference Asset on the last Call Observation Date (i.e., the Final Valuation Date), your return may be adversely affected by a sudden or temporary decrease in the value of the Reference Asset on any or all of the Call Observation Dates. Conversely, you will not benefit from higher value of the Reference Asset at any time during the term of the Notes other than on the Call Observation Dates.

The Notes will not bear interest.

As a holder of the Notes, you will not receive interest payments.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity or upon early redemption, as applicable, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

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The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity on the Notes.

Change in the value of one Underlying may be offset by change in the value of the other Underlying.

A change in the value of one Underlying on the applicable Call Observation Date may not correlate with change in the value of the other Underlying. The value of one Underlying may increase, while the value of the other Underlying may not increase as much, or may even decrease. Therefore, in calculating the Observation Value of the Reference Asset as of the applicable Call Observation Date, increases in the value of one Underlying may be moderated, or wholly offset, by lesser increases or decreases in the value of the other Underlying.

Changes that affect the Underlyings will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor or reference issuer concerning additions, deletions and substitutions of the constituents comprising the relevant Underlying and the manner in which the reference sponsor or reference issuer takes account of certain changes affecting those constituents included in that Underlying may affect the value of that Underlying. The policies of the reference sponsor or reference issuer with respect to the calculation of the relevant Underlying could also affect the value of that Underlying. The reference sponsor or reference issuer may discontinue or suspend calculation or dissemination of the relevant Underlying. Furthermore, the index sponsor of the index underlying the index fund may suspend calculation or dissemination of the relevant index. Any such actions could affect the value of the Notes and the return on the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

The original issue price of the Notes includes the agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The scenario analysis and examples below are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Reference Asset relative to its Initial Value. We cannot predict the Observation Value of the Reference Asset or the Official Closing Value of any Underlying on any Call Observation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Reference Asset. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity per $1,000 Principal Amount of Notes and assume the following:

Term:	3 years (unless earlier called)
Initial Value:	100
Buffer Level:	-10%

Returns and Call Prices* on Call Observation Dates:

Call Observation Dates	Return*	Call Price*
August 27, 2013	9%	$1,090
August 26, 2014	18%	$1,180
August 26, 2015 (Final Valuation Date)	27%	$1,270

* Based on a Call Premium of 9% per annum. The actual Call Premium will be set on the Pricing Date.

Example 1—The Reference Return is 10% on the first Call Observation Date – the Notes are called.

Because the Observation Value of the Reference Asset on the first Call Observation Date (expected to be August 27, 2013) is at or above the Initial Value, the Notes are automatically called at the applicable Call Price of $1,090 per Note, representing a 9% return on the Notes. As long as the Observation Value of the Reference Asset is at or above the Initial Value on any of the three Call Observation Dates, you will receive the applicable Call Price.

Example 2— The Reference Return is 10% on the Final Valuation Date – the Notes are called.

Because (i) the Observation Value of the Reference Asset on the first two Call Observation Dates is below the Initial Value and (ii) the Observation Value of the Reference Asset on the final Call Observation Date (which is also the Final Valuation Date) is above the Initial Value, the Notes are automatically called at the applicable Call Price of $1,270 per Note, representing a 27% return on the Notes.

Example 3— The Reference Return is negative on all three Call Observation Dates and the Reference Return on the Final Valuation Date is greater than or equal to the Buffer Level – the Notes are NOT called.

Because the Reference Return is negative on all three Call Observation Dates, the Notes are not automatically called. Furthermore, because the Reference Return on the Final Valuation Date is greater than or equal to the Buffer Level, you will receive the Principal Amount at maturity of $1,000 per Note (a return of zero percent).

Example 4— The Reference Return is negative on all three Call Observation Dates and the Reference Return on the Final Valuation Date is -60%, which is less than the Buffer Level – the Notes are NOT called.

Because the Reference Return is negative on all three Call Observation Dates, the Notes are not automatically called. Furthermore, because the Reference Return on the Final Valuation Date is less than the Buffer Level, the Principal Amount of your Notes is at risk and you will suffer a loss on the Notes of 50%. Expressed as a formula:

Payment at Maturity = $1,000 + [$1,000 × (-60.00% + 10%)] = $500

In this example, you would lose some of your Principal Amount at maturity.

If the Notes are not called and the Reference Return on the Final Valuation Date is less than the Buffer Level, you will be exposed to the decrease in the value of the Reference Asset and could lose up to 90% of your principal at maturity.

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INFORMATION RELATING TO THE REFERENCE ASSET

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of July 31, 2012 were: Information Technology, Financials, Health Care, Consumer Staples and Energy.

For more information about the SPX, see “The S&P 500® Index” on page S-6 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from July 31, 2007 through July 31, 2012. The closing level for the SPX on July 31, 2012 was 1,379.32. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the SPX on any Call Observation Date or on the Final Valuation Date.

Description of the EFA

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the Underlying Index of the EFA. As of July 31, 2012, the MSCI EAFE Index consisted of the following 22 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

For more information about the EFA, see “The iShares® MSCI EAFE Index Fund” on page S-24 of the accompanying ETF Underlying Supplement.

Historical Performance of the EFA

The following graph sets forth the historical performance of the EFA based on the daily historical closing prices from July 31, 2007 through July 31, 2012. The closing price for the EFA on July 31 2012 was $50.00. We obtained the closing prices below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical prices of the EFA should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the EFA on any Call Observation Date or on the Final Valuation Date.

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EVENTS OF DEFAULT AND ACCELERATION

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the calculation agent will determine the accelerated payment due and payable in the same general manner as described in this free writing prospectus except that in such a case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Observation Component Value. If the Notes are called, the calculation agent will determine the Call Price based upon the Call Premium and the amount of time that the Notes have been outstanding through the date of acceleration. If a Market Disruption Event exists with respect to an Underlying on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days following the postponed accelerated Final Valuation Date. For the avoidance of doubt, if no Market Disruption Event exists with respect to an Underlying on the scheduled trading day immediately preceding the date of acceleration, the determination of such Underlying’s Observation Component Value will be made on such date, irrespective of the existence of a Market Disruption Event with respect to the other Underlying occurring on such date.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. proposes to offer the Notes at the offering price set forth on the cover page of this free writing prospectus. Fee based accounts purchasing the Notes will pay a purchase price of $1,000 per security, and the agent with respect to sales made to such accounts will forgo any fees.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a Note as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach and subject to the discussion below regarding “constructive ownership transactions”, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale, exchange or call and we intend to treat any gain or loss upon maturity or an earlier sale, exchange or call as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”), contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the EFA (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the Notes is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a Note will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the Note at fair market value and sold them at fair market value on the Maturity Date (if the Note was held until the Maturity Date) or on the date of sale or exchange of the Note (if the Note was sold or exchanged prior to the Maturity Date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Note (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Note).

Although the matter is not clear, there exists a risk that an investment in the Notes linked to the Reference Asset will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Note linked to the Reference Asset will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each Note linked to the Reference Asset will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a Note over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such Note for an amount equal to the relevant portion of the “issue price” of the Note and, upon the date of sale, exchange or maturity of the Note, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the Note). Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether any of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

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TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

 HSBC USA Inc.

$    Autocallable Notes

August 3, 2012

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment on the Notes	FWP-6
Investor Suitability	FWP-8
Risk Factors	FWP-9
Illustrative Examples	FWP-11
Information Relating to the Reference Asset	FWP-12
Events of Default and Acceleration	FWP-13
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-13
U.S. Federal Income Tax Considerations	FWP-14

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

ETF Underlying Supplement
Risk Factors	S-2
Reference Sponsors	S-8
The iShares® Dow Jones Industrial AverageSM ETF Trust	S-8
The POWERSHARES QQQ TRUSTSM, SERIES 1	S-11
The iShares® MSCI Mexico Investable Market Index Fund	S-15
The iShares® MSCI Brazil Index Fund	S-18
The iShares® MSCI Emerging Markets Index Fund	S-21
The iShares® MSCI EAFE Index Fund	S-24
The iShares S&P 500 ETF Trust	S-26
The Market Vectors Gold Miners ETF	S-30
The iShares® Dow Jones U.S. Real Estate Index Fund	S-33
The iShares® FTSE China 25 Index Fund	S-36
The iShares® S&P Latin America 40 Index Fund	S-39
The Financial Select Sector iShares® Fund	S-42
The iShares® Dow Jones Transportation Average Index Fund	S-45
The Energy Select iShares® Fund	S-47
The Health Care Select iShares® Fund	S-50
Other Components	S-52
Additional Terms of the Notes	S-52
Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49
Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60